SIXTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS SIXTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 1st day of April, 2012 between FIRST NATIONAL BANK OF OMAHA, a national banking association as a Bank and as the Administrative Agent and Collateral Agent for the Banks (in such capacities, "Bank"), the other Banks a party to the Loan Agreement referenced below and HIGHWATER ETHANOL, LLC, a Minnesota limited liability company ("Borrower"). This Amendment amends that certain Construction Loan Agreement dated April 24, 2008 between Bank, Banks and Borrower ("Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, the Banks extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated August 11, 2009, the Loan Termination Date applicable to the Revolving Promissory Note was extended to February 28, 2010, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated February 26, 2010, the Loan Termination Date of the Revolving Promissory Notes was extended to February 26, 2011 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated January 31, 2011, a portion of the Long Term Revolving Loan was converted to a debt service reserve, the repayment provisions applicable to the Variable Rate Loan were modified, the financial covenants were modified, the minimum interest rate applicable to the Variable Rate Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated February 26, 2011, the Loan Termination Date applicable to the Revolving Loan was extended to August 28, 2011, the Commitments of the Banks with a Revolving Loan Commitment was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated August 26, 2011, the Loan Termination Date of the Revolving Loan was extended to April 1, 2012, the Revolving Loan Commitments of the Banks were re-allocated and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, the Borrower has requested and under the terms of this Amendment the Banks have agreed, to extend the Loan Termination Date of the Revolving Loan to April 1, 2013, to modify the interest rate charged on the Revolving Loan (including the deletion of the minimum interest rate applicable to the Revolving Loan) and to otherwise amend the Loan Agreement as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.Section 132 of the Loan Agreement is hereby amended to delete the reference to April 1, 2012 as the Loan Termination Date of the Revolving Promissory Notes executed and delivered by Borrower in favor of each Bank with a Revolving Loan Commitment and inserting in lieu thereof April 1, 2013. To further evidence such extension, Borrower shall execute in favor of each Bank with a Revolving Loan Commitment and deliver to Bank a Fifth Amended and Restated Revolving Promissory Notes dated of even date with this Amendment. From and after the date of this Amendment, any reference to the Revolving Notes in the Loan Agreement and the other Loan Documents shall be amended to refer to such Fifth Amended and Restated Revolving Promissory. Notes.

3.    Section 2.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.10    INTEREST ON THE REVOLVING NOTES. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, the interest rate on the REVOLVING LOAN is subject to change from time to time based on changes in the Three (3) Month LIBOR RATE. The LIBOR RATE will be adjusted and determined without notice to BORROWER as set forth herein, as of the date of the REVOLVING NOTES and on the first (1st) day of each calendar month hereafter ("Interest Rate Change Date") to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date; the published LIBOR RATE will be rounded upwards to the next higher one one hundredth (1/100th) of one percent (1%). The interest rate change will not occur more often than each month on the first (1st) day of each month. The Index currently is 0.47 % per annum. The interest rate to be applied to the unpaid principal balance of the REVOLVING LOAN will be calculated using a rate of 3.5 percentage points over the Index, adjusted if necessary for any maximum rate limitations described below, resulting in an initial rate of 3.97% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on the REVOLVING LOAN be more than the maximum rate allowed by applicable law. Interest on the REVOLVING LOAN shall be payable monthly, in arrears, on the first day of each month. Upon or after the occurrence and during the continuation of any EVENT OF DEFAULT or after the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, the principal amount of the REVOLVING LOAN shall bear interest at a rate per annum equal to six percent (6%) above the interest rate that would otherwise apply under this Section 2.10.

4.    Section 2.15 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.15     Incentive Pricing.    The interest rate applicable to the REVOLVING LOAN, VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN is subject to reduction commencing six months subsequent to CONSTRUCTION LOAN TERMINATION DATE, based on the most recent interim financial statements delivered by or on behalf of BORROWER to ADMINISTRATIVE AGENT; provided, however, that in no event shall the interest rate be less than 5% with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN. In the event that BORROWER maintains the following ratios, measured quarterly, the interest rate will be reduced accordingly:

If INDEBTEDNESS to NET WORTH is less than:	Interest rate will be:

1.25 : 1.00
The one month LIBOR RATE plus 350 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING NOTE provided that the interest rate on the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN will not be less than 5%, and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus [450] basis points

1.05 : 1.00
The one month LIBOR RATE plus 325 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN provided that the interest rate on the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN will note be less than 5%, and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus [425] basis points

0.85 : 1.00
The one month LIBOR RATE plus 300 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN provided that the interest rate on the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN will note be less than 5%, and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus [400] basis points

0.65 : 1.00
The one month LIBOR RATE plus 275 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN provided that the interest rate on the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN will note be less than 5%, and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus [375] basis points

5.    Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the provisions of the Loan Agreement and the other Loan Documents are hereby amended to be consistent with the terms of this Amendment. The modifications and amendments contained in this Amendment will become effective on the date of this Amendment except as otherwise specifically provided for above.

6.    Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

7.    This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

8.    Borrower will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by Bank execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this

Amendment or to show the ability to carry out the intent and purposes of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

HIGHWATER ETHANOL, LLC

By: /s/ Brian Kletscher
Brian Kletscher, Chief Executive
Officer/General Manager

FIRST NATIONAL BANK OF OMAHA,
in its capacity as a BANK,
ADMINISTRATIVE AGENT AND
COLLATERAL AGENT

By: /s/ Jeremy Reineke
Jeremy Reineke, Vice President